Exhibit 4.1

INDENTURE

Dated as of March 8, 2024

Among

KOSMOS ENERGY LTD.

THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

3.125% Convertible Senior Notes due 2030

TABLE OF CONTENTS

i

Article 14 Conversion of Notes
Section 14.01 . Conversion Privilege	74
Section 14.02 . Conversion Procedure; Settlement Upon Conversion.	78
Section 14.03 . Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Redemption Notice	83
Section 14.04 . Adjustment of Conversion Rate	86
Section 14.05 . Adjustments of Prices	95
Section 14.06 . Shares to Be Fully Paid	95
Section 14.07 . Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.	95
Section 14.08 . Certain Covenants	97
Section 14.09 . Responsibility of Trustee	98
Section 14.10 . [Reserved].	99
Section 14.11 . Stockholder Rights Plans	99
Section 14.12 . Exchange in Lieu of Conversion	99
Article 15 Repurchase of Notes at Option of Holders
Section 15.01 . [Intentionally Omitted].	100
Section 15.02 . Repurchase at Option of Holders Upon a Fundamental Change	100
Section 15.03 . Withdrawal of Fundamental Change Repurchase Notice	103
Section 15.04 . Deposit of Fundamental Change Repurchase Price	103
Section 15.05 . Covenant to Comply with Applicable Laws Upon Repurchase of Notes	104
Article 16 Redemption
Section 16.01 . Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction	105
Section 16.02 . Optional Redemption on or after March 22, 2027	106
Section 16.03 . Notice of Redemption	106
Section 16.04 . Payment of Notes Called for Redemption	108
Section 16.05 . Restrictions on Redemption	109
Section 16.06 . Sinking Fund	109
Article 17 Miscellaneous Provisions
Section 17.01 . Provisions Binding on Company’s or Guarantor’s Successors	109
Section 17.02 . Official Acts by Successor Company	109
Section 17.03 . Addresses for Notices, Etc	109
Section 17.04 . Governing Law; Jurisdiction	110

EXHIBIT

Exhibit A Form of Note	A-1

v

INDENTURE dated as of March 8, 2024 among KOSMOS ENERGY LTD., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Guarantors listed on the signature pages hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 3.125% Convertible Senior Notes due 2030 (the “Notes”), initially in an aggregate principal amount not to exceed $400,000,000, and each of the Guarantors has duly authorized the issuance of its Note Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligations of the Company and the Guarantors, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Note Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantors, as applicable, covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“1% Exception” means the provisions set forth in Section 14.04(k).

“7.125% Senior Notes Indenture” means the senior notes indenture, dated as of April 4, 2019, by and among the Company, the subsidiary guarantors from time-to-time party thereto, Wilmington Trust, National Association, as trustee, paying agent, registrar and transfer agent and Banque Internationale à Luxembourg S.A., as Luxembourg listing agent, Luxembourg paying agent and Luxembourg transfer agent, as amended, supplemented or restated from time to time.

“7.500% Senior Notes Indenture” means the senior notes indenture, dated as of March 4, 2021, by and among the Company, the subsidiary guarantors from time to time party thereto, Wilmington Trust, National Association, as trustee, paying agent, registrar and transfer agent and Banque Internationale à Luxembourg S.A., as Luxembourg listing agent, Luxembourg paying agent and Luxembourg transfer agent, as amended, supplemented or restated from time to time.

“7.750% Senior Notes Indenture” means the senior notes indenture, dated as of October 26, 2021, by and among the Company, the subsidiary guarantors from time to time party thereto, Wilmington Trust, National Association, as trustee, paying agent, registrar and transfer agent and Banque Internationale à Luxembourg S.A., as Luxembourg listing agent, Luxembourg paying agent and Luxembourg transfer agent, as amended, supplemented or restated from time to time.

“Additional Amount” shall have the meaning specified in Section 4.10.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agent” means any Bid Solicitation Agent, Custodian, Conversion Agent, Note Registrar, Paying Agent or co-Note registrar.

“Authorized Denomination” shall have the meaning specified in Section 2.03(a).

“Bid Solicitation Agent” means the Company, or the Person appointed by the Company, to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The

Trustee shall initially act as the Bid Solicitation Agent. The Company may, however, appoint another Person to act as Bid Solicitation Agent at any time without prior notice to Holders.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or commercial banks in New York are authorized or required by law or executive order to close or be closed.

“Called Notes” means Notes called for redemption pursuant to Article 16 or subject to a Deemed Redemption.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Change in Tax Law” shall have the meaning specified in Section 16.01(a).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote on the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, the Treasurer, any director of the Board of the Directors, the General Counsel or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Event” shall have the meaning specified in Section 14.01(b)(iii).

“Corporate Revolver” means that certain Revolving Credit Facility Agreement, dated as of March 31, 2022, among the Company, Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC, Kosmos Energy Finance International, Kosmos Energy Equatorial Guinea, Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico, LLC, Kosmos Energy Gulf of Mexico Management, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, Kosmos Energy Ghana Holdings Limited and Kosmos Energy Ghana Investments, Societe Generale, London Branch, The Standard Bank of South Africa Limited, N.B.S.A. Limited, Standard Chartered Bank, Natixis, Barclays Bank plc, Bank of America, N.A., London Branch, Ecobank Ghana plc and Glencore Energy UK LTD, as Mandated Lead Arrangers, ING Bank N.V., as Facility Agent, Credit Agricole Corporate and Investment Bank, as Security and Intercreditor Agent, and the other financial institutions listed therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1310 Silas Deane Highway, Wethersfield, Connecticut 06109, Attention: Kosmos Energy Ltd. Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Observation Period, 2.50% of the product of (a) the Conversion Rate in effect immediately after the close business on such VWAP Trading Day and (b) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the Observation Period, shall consist of:

(a)  cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such VWAP Trading Day; and

(b)  if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KOS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Deed of Guarantee” means the Deed of Guarantee and Indemnity, originally dated November 23, 2012, as amended on December 20, 2018 and on April 4, 2019, among the Company, Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC, Kosmos Energy Finance International and the Security and Intercreditor Agent, and acceded to (i) on or about April 4, 2019 by the Senior Notes Trustees, Kosmos Energy Equatorial Guinea, Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico, LLC, Kosmos Energy Gulf of Mexico Management, LLC and Kosmos Energy Gulf of Mexico Operations, LLC, (ii) on or about November 23, 2021 by Kosmos Energy Ghana Holdings Limited and Kosmos Energy Ghana Investments and (iii) on or about the date of this Indenture by the Trustee, and as the same may be amended, supplemented, or otherwise modified in a manner not materially adverse to the Holders when taken as a whole, as compared to the Deed of Guarantee as in effect immediately prior to such amendment, supplement or modification.

“Deed of Guarantee Accession Agreement” means that certain accession agreement to the Deed of Guarantee dated the date of this Indenture among the Company, Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC, Kosmos Energy Finance International, Kosmos Energy Equatorial Guinea, Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico, LLC, Kosmos Energy Gulf of Mexico Management, LLC and Kosmos Energy Gulf of Mexico Operations, LLC, Kosmos Energy Ghana Holdings Limited, Kosmos Energy Ghana Investments, the Trustee on behalf of the Holders and the Security and Intercreditor Agent on behalf of each beneficiary to the Deed of Guarantee.

“Deemed Redemption” shall have the meaning specified in Section 14.01(b)(v).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, cash consideration due upon conversion, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” means or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Consideration” shall have the meaning specified in Section 14.12(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange in Lieu of Conversion” shall have the meaning specified in Section 14.12(a).

“Facility” means that certain Facility Agreement, originally dated March 28, 2011, as amended on February 14, 2012, April 27, 2012, June 25, 2012 and April 3, 2013 and amended and restated as of November 23, 2012, January 14, 2014 and March 14, 2014 and as further amended on September 30, 2014 and October 1, 2015 and amended and restated on February 22, 2018 and as further amended on October 19, 2018, November 30, 2018, December 20, 2018, January 31, 2019, April 7, 2020, July 31, 2020 and as amended on August 12, 2020 and amended and restated on May 12, 2021, and as further amended and restated on November 23, 2022 and October 19, 2023 among Kosmos Energy Finance International, Kosmos Energy Equatorial Guinea, Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC, Kosmos Energy Ghana Holdings Limited, Kosmos Energy Ghana Investments and Credit Agricole Corporate and Investment Bank, as Security Agent and Intercreditor Agent, Standard Chartered Bank, as Facility Agent, and the other financial institutions listed therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“FATCA” shall have the meaning specified in Section 4.10(a)(vii).

“Finance Document” means any of this Indenture or any Security Document.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” in substantially the form attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” in substantially the form attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” in substantially the form attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)  a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of the Company and its direct or indirect Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b)  the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)  the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)  the Common Stock (or other Common Equity or depositary receipts in respect of Common Equity, in each case, underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity or depositary receipts in respect of Common Equity, in each case, that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

Solely for the purposes of this definition (but, for the avoidance of doubt, not for purposes of the definition of Make-Whole Fundamental Change), (x) any transaction or event described in both clause (a) and in clause (b)(A) or (B) above (without regard to the proviso in clause (b)) shall be deemed to occur solely pursuant to clause (b) above (subject to such proviso).

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“given,” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, or sent via overnight courier at its address as it appears on the Note Register (in the case of a Physical Note), in each case, in accordance with Section 17.03. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantor” means (i) the Senior Guarantors and the Subordinated Guarantors, (ii) any other Subsidiary of the Company that becomes a Guarantor by providing a Note Guarantee in accordance with the provisions of this Indenture and the Security Documents and (iii) the respective successors and assigns of the foregoing, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture and the Security Documents.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means BofA Securities, Inc., Barclays Capital Inc., Absa Bank Limited, ING Financial Markets LLC, Natixis Securities Americas LLC, Nedbank Limited, Standard Chartered Bank, The Standard Bank of South Africa Limited, Macquarie Capital (USA) Inc., MUFG Securities Americas Inc. and Stifel, Nicolaus & Company, Incorporated.

“Intercreditor Agreements” means the KEFI Intercreditor Agreement and the KEL Intercreditor Agreement.

“Interest Payment Date” means each March 15 and September 15 of each year, beginning on September 15, 2024.

“KEFI HY Noteholder” shall have the meaning assigned to the term “HY Noteholder” in the KEFI Intercreditor Agreement.

“KEFI HY Noteholder Trustee” shall have the meaning assigned to the term “HY Noteholder Trustee” in the KEFI Intercreditor Agreement.

“KEFI Intercreditor Accession Agreement” means that certain accession agreement, dated on or about the date of this Indenture, to the KEFI Intercreditor Agreement between the Trustee and Credit Agricole Corporate and Investment Bank, as security and intercreditor agent.

“KEFI Intercreditor Agreement” means that Intercreditor Agreement, dated as of November 23, 2012, as amended on December 20, 2018 and on April 4, 2019, among the Company, Kosmos Energy Finance International, Credit Agricole Corporate and Investment Bank, as security agent, security and intercreditor agent and proceeds agent, ING Bank N.V., the Trustee and the Senior Notes Trustees (as supplemented by the KEFI Intercreditor Accession Agreement), as the same may be amended, supplemented, or otherwise modified in a manner not materially adverse to the Holders when taken as a whole, as compared to the KEFI Intercreditor Agreement as in effect immediately prior to such amendment, supplement or modification.

“KEL HY Noteholder” shall have the meaning assigned to the term “HY Noteholder” in the KEL Intercreditor Agreement.

“KEL HY Noteholder Trustee” shall have the meaning assigned to the term “HY Noteholder Trustee” in the KEL Intercreditor Agreement.

“KEL Intercreditor Accession Agreement” means that certain accession agreement, dated on or about the date of this Indenture, to the KEL Intercreditor Agreement between the Trustee and Credit Agricole Corporate and Investment Bank, as security and intercreditor agent.

“KEL Intercreditor Agreement” means the KEL Intercreditor and Security Sharing Agreement, dated as of August 1, 2014, as amended and restated on December 20, 2018 and as amended on April 4, 2019, among Credit Agricole Corporate and Investment Bank, as security and intercreditor agent, ING Bank N.V., the Trustee, the Senior Notes Trustees and the Company (as supplemented by the KEL Intercreditor Accession Agreement), as the same may be amended, supplemented, or otherwise modified in a manner not materially adverse to the Holders when taken as a whole, as compared to the KEL Intercreditor Agreement as in effect immediately prior to such amendment, supplement or modification.

“Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share of Common Stock (or such other security) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share of Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share of Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a “Fundamental Change” as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof.

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means March 15, 2030.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Guarantee” means, individually, any guarantee of payment of the Notes and the Company’s other obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any other Security Documents and any supplemental indenture or amendment thereto, and, collectively, all such guarantees.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b)(ii)(A).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii) below, if the relevant Conversion Date occurs prior to December 15, 2029, the 40 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date; (ii) with respect to any Called Notes, if the relevant Conversion Date occurs during a Redemption Period with respect to such Called Notes, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the related Redemption Date; and (iii) subject to clause (ii) above, if the relevant Conversion Date occurs on or after December 15, 2029, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated March 4, 2024, as supplemented by the related pricing term sheet dated March 5, 2024, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Chairman or any Director of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or the Secretary, or any other officer of the Company designated by any such individuals.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed on behalf of the Company by an Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, reasonably acceptable to the Trustee that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 16.02(a).

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)  Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)  Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)  Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)  Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e)  Notes redeemed pursuant to Article 16.

“Partial Redemption Limitation” shall have the meaning specified in Section 16.02(b).

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in Authorized Denominations.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Redemption” means a Tax Redemption or an Optional Redemption.

“Redemption Date” shall have the meaning specified in Section 16.03(a).

“Redemption Notice” shall have the meaning specified in Section 16.03(a).

“Redemption Period” means, with respect to any Redemption, the period from, and including, the date the Company delivers the Redemption Notice for such Redemption, until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date (or, if the Company defaults in the payment of the Redemption Price, until the Redemption Price has been paid or duly provided for).

“Redemption Price” means, for any Notes to be redeemed pursuant to Article 16, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (unless such Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued on such Notes to the Interest Payment Date will be paid to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15 or September 15 Interest Payment Date, respectively.

“Relevant Date” means, with respect to any payment on a Note, whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Trustee on or prior to such date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.10(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security and Intercreditor Agent” means Credit Agricole Corporate and Investment Bank, as Security and Intercreditor Agent under the Intercreditor Agreements and any successor thereto.

“Security Documents” means the Intercreditor Agreements, the Deed of Guarantee and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, intercreditor agreements, deed of trust or other grants or transfers for security executed and delivered by the Company, any Guarantor or any other obligor under the Senior Notes, the “Note Guarantees” thereunder, the Notes or the Note Guarantees relating to a guarantee or creating (or purporting to create) a lien upon collateral in favor of the Security and Intercreditor Agent for the benefit of the holders of parity debt obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Debt” means, whether outstanding on the date of this Indenture or thereafter issued, created, incurred or assumed, the indebtedness under the Facility; provided that Senior Debt will not include: any indebtedness, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other indebtedness, guarantee or obligation of the Company.

“Senior Guarantor” means, as of the date of this Indenture, each of Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico, LLC, Kosmos Energy Gulf of Mexico Management, LLC and Kosmos Energy Gulf of Mexico Operations, LLC, subject to Section 13.03, Section 13.06 and Section 13.07.

“Senior Notes” means, collectively, the Company’s 7.125% Senior Notes due 2026 issued pursuant to the 7.125% Senior Notes Indenture, the Company’s 7.500% Senior Notes due 2028 issued pursuant to the 7.500% Senior Notes Indenture and the Company’s 7.750% Senior Notes due 2027 issued pursuant to the 7.750% Senior Notes Indenture.

“Senior Notes Indentures” means, collectively, the 7.125% Senior Notes Indenture, the 7.500% Senior Notes Indenture and the 7.750% Senior Notes Indenture.

“Senior Notes Trustee” shall have, with respect to any Senior Notes, the meaning assigned to the term “Trustee” in the relevant Senior Notes Indenture.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Deadline” has the meaning specified in Section 14.02(a)(iii).

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Share Exchange Event” has the meaning specified in Section 14.07(a).

“Significant Subsidiary” means any Subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) under Regulation S-X promulgated pursuant to the Securities Act.

“Specified Dollar Amount” means, in respect of the conversion of any Note, the maximum cash amount (excluding cash in lieu of any fractional share) per $1,000 principal amount of such Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or as the Company is otherwise deemed to have elected); provided that the Specified Dollar Amount shall be no less than $1,000 per $1,000 principal amount of Notes.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subordinated Guarantor” means, as of the date of this Indenture, each of Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC, Kosmos Energy Ghana Holdings Limited, Kosmos Energy Equatorial Guinea, Kosmos Energy Finance International and Kosmos Energy Ghana Investments, , subject to Section 13.03, Section 13.06 and Section 13.07.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Successor Company” shall have the meaning specified in Section 11.01(a)(i)(A).

“Successor Guarantor” shall have the meaning specified in Section 11.02(a)(i)(A).

“Tax Redemption” shall have the meaning specified in Section 16.01(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose, which may include one or more of the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used as the Trading Price, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used as the Trading Price. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such date of determination.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, it its capacity as such, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valid Payment Date” means any day other than a Saturday, a Sunday or a day on which banking institutions in the place of payment are authorized or required by law or executive order to close or be closed.

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“VWAP Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the

Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01. Designation and Amount. The Notes shall be designated as the “3.125% Convertible Senior Notes due 2030.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $400,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall govern and control to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof (an “Authorized Denomination”). Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)   The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the continental United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay or cause the Paying Agent to pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)   Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)   The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the manner set forth in the remainder of this Section 2.03(c)(i). The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts pursuant to this Section 2.03(c)(i). Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and the Company, or the Trustee at the request of and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)   The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, in such manner of payment as it may be deemed practicable by the Trustee.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

The Trustee shall not be under any duty or responsibility to any Holders to determine the Defaulted Amounts, or with respect to the nature, extent or calculation of the Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of at least one Officer of the Company.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and, upon a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any

Authorized Denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and, upon a Company Order, the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company or Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for Redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfer between or among Depositary participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Company, the Trustee, Paying Agent, Conversion Agent or any agent of them shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(b)   So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)   Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security (or any voting or economic rights thereto or any beneficial interest therein).

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)  REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)  AGREES FOR THE BENEFIT OF KOSMOS ENERGY LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)  TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)  PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)  TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or

(iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the interests in the Global Notes to the Trustee such interests in the Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such Authorized Denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Paying Agent, the Trustee or any agent of the Company, the Paying Agent or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(d)   Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)  REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)  AGREES FOR THE BENEFIT OF KOSMOS ENERGY LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)  TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)  PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)  TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)   Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any respective Affiliate of the Company or any Guarantor (or any Person who was an Affiliate of the Company or Guarantor at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless such Note or Common Stock has been registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request in a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of a Company Order and such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company or Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company in a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any Authorized Denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and, upon a Company Order, the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, Redemption, registration of transfer or exchange or conversion, if surrendered to the Company or any of the Company’s agents, Subsidiaries or Affiliates, to be surrendered to the Trustee for cancellation. Concurrently with surrendering such Notes to the Trustee, the Company shall deliver a cancellation order to the Trustee. All Notes delivered to the Trustee in accordance with this Section 2.08 shall be canceled promptly by it in accordance with its customary procedures upon receipt of a written cancellation order from the Company. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Company and/or the Trustee shall use CUSIP numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the CUSIP number as they appear on any Notes, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, the initial Interest Payment Date and restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel which such Opinion of Counsel shall state (in addition to the matters covered in Section 17.05) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to the Holders. The Company may, at its option and to the extent permitted by law, reissue, resell or surrender to the Trustee for cancellation, in accordance with Section 2.08, any Notes that the Company or its Subsidiaries may purchase, in the case of reissuance or resale, so long as such Notes do not constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act upon any reissuance or resale. Any Notes that the Company or its Subsidiaries may repurchase will be considered outstanding under this Indenture (subject to Section 8.04) unless and until such time the Company or such Subsidiary surrenders such Notes to the Trustee for cancellation, and the Trustee, upon receipt of a cancellation order, shall cancel all Notes so surrendered.

Article 3

Satisfaction and Discharge

Section 3.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or, in the case of shares of Common Stock, the Company has delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or, solely in the case of conversion, cash and, if applicable, shares of Common Stock (or other Reference Property), solely to satisfy the Company’s Conversion Obligation, as applicable, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Article 7 shall survive in accordance with the terms thereof.

Article 4
Particular Covenants of the Company

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the continental United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the continental United States; provided that the Trustee shall not be deemed an agent of the Company for service of legal process.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the continental United States, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands in respect of the Notes and this Indenture may be served.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)   that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)   that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)   that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum in immediately available U.S. Dollars sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)   If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase

Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)   Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)   Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. Existence. Subject to Article 11, each of the Company and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership, limited liability company or other existence, as the case may be.

Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not, or any Guarantor is not, subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b)   The Company shall deliver to the Trustee, within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to, or with respect to which the Company is actively seeking, confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be delivered to the Trustee for purposes of this Section 4.06(b) at the time such document or report is filed via the EDGAR system, it being understood the Trustee shall not be responsible for determining whether such filings have been made. The filing or deemed filing of any such document with the Trustee shall cure any Default or Event of Default with respect to such document under this Section.

(c)   The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on Officer’s Certificates). The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such report or document.

(d)   If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or any Guarantor’s Affiliates or Holders that were the Company’s or any Guarantor’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (other than any restrictive legends initially borne by the Notes)), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or any Guarantor’s Affiliates (or Holders that were the Company’s or any Guarantor’s Affiliates at any time during the three months immediately preceding). As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)   If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or any Guarantor’s Affiliates or Holders that were the Company’s or any Guarantor’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s or any Guarantor’s Affiliates (or Holders that were the Company’s or any Guarantor’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes.

(f)   Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)   The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. However, in no event shall any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable, after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as described in Section 4.06(d), together with any Additional Interest payable at the Company’s election as the remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(h)   If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee, no later than five Business Days prior to the applicable payment date, an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee at its Corporate Trust Office, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2024) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default or Default that occurred during the previous year and, if so, specifying each such Event of Default or Default and the nature thereof.

In addition, the Company shall deliver to the Trustee at its Corporate Trust Office, within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10. Additional Amounts.

(a)   All payments and deliveries made by the Company with respect to the Notes or the Guarantors in respect of the Note Guarantees, including the Redemption Price, the Fundamental Change Repurchase Price or amounts payable upon any conversion of the Notes (including payments of cash for fractional shares, if applicable), shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the Company’s, a Guarantor’s or any successor’s jurisdiction of incorporation or tax residence or the jurisdiction in which central management or control of the Company, such Guarantor or such successor, as applicable, is exercised, or in or through which payments are made in respect of the Notes or the Note Guarantees or, in each case, any political subdivision or governmental authority therein (each, a “Relevant Taxing Jurisdiction”), unless the Company, such Guarantor or such successor is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the relevant payor shall make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and, in the case of any payment of principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), or interest on, the Notes (but excluding, for the avoidance of doubt, any payments or deliveries due upon conversion of the Notes, whether made in cash, shares of Common Stock or Reference Property), pay such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amounts receivable by Holders after such withholding or deduction (including any withholding or deduction in respect of such payment of Additional Amounts) shall equal the respective amounts which would have been receivable in respect of the Notes or the Note Guarantees in the absence of such withholding or deduction. However, no such Additional Amounts shall be payable:

(i)   to, or to a third party on behalf of, a Holder or beneficial owner who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, a limited liability company or a corporation) or beneficial owner and the Relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) or beneficial owner being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights and the receipt of payments or deliveries with respect to the Note;

(ii)   in respect of Notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholding and the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on surrender of such Note for payment on the last day of such period of 30 days;

(iii)   to, or to a third party on behalf of, a Holder or beneficial owner who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s or beneficial owner’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence or identity of such Holder or beneficial owner or its connection with a Relevant Taxing Jurisdiction, if (A) compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to exemption from, or reduction in the rate of, the tax, duty, assessment or other governmental charge and (B) the Company or any Guarantor has given the Holders at least 30 days’ notice that Holders will be required to provide such certification or identification or comply with such other requirement;

(iv)   in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(v)   in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments or deliveries in respect of the Notes or the Note Guarantees or by direct payment by the Company or any Guarantor in respect of claims made against the Company or any Guarantor;

(vi)   in respect of United States federal withholding tax imposed by reason of a Holder or beneficial owner of a Note (A) being or having been a bank, including any entity regulated as a bank or conducting a banking business, receiving payments on an extension of credit in the ordinary course of its lending business, (B) being or having been a controlled foreign corporation for U.S. federal income tax purposes related, directly or indirectly, to the Company through stock ownership or a corporation that has accumulated earnings to avoid U.S. federal income tax; (C) being or having been an actual or constructive owner of 10% or more of the total combined voting power of all of the Common Equity of the Company or (D) failing to provide an applicable IRS Form W-8 certifying as to such person’s non-U.S. status;

(vii)   in respect of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction pursuant to the implementation of FATCA, or any agreement with the United States Internal Revenue Service pursuant to the implementation of FATCA;

(viii)   in respect of any United States federal withholding tax imposed on a Holder or beneficial owner of a Note as a result of the Company being a “United States real property holding corporation” as defined in the Internal Revenue Code of 1986, as amended;

(ix)   in respect of any United States federal withholding tax imposed on a Note in respect of constructive distributions pursuant to Section 305(c) of the Internal Revenue Code of 1986, as amended; or

(x)   in respect of any combination of the above.

(b)   Notwithstanding anything to the contrary in Section 4.10(a), no Additional Amounts shall be paid with respect to the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or the payment of interest on, any Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction, or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of the partnership, an interest holder in the limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member, interest holder or beneficial owner been the Holder.

(c)   The Company or the applicable Guarantor, as the case may be, shall provide the Trustee and Paying Agent with the official acknowledgement of the Relevant Taxing Jurisdiction (or, if such acknowledgement is not available, other reasonable documentation) evidencing the payment of any taxes, duties, assessments or other governmental charges in respect of which the Company or such Guarantor has, as the case may be, paid any Additional Amounts. Copies of such documentation shall be provided to the Holders of the Notes upon request.

(d)   At least 30 days prior to each date on which any payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or any payment of interest on, any Note is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Company or the applicable Guarantor, as the case may be, shall be obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee and Paying Agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and shall set forth such other information necessary to enable the Paying Agent to remit such Additional Amounts to Holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a new Officer’s Certificate addressing such matters.

(e)   The Company shall pay any stamp, issue, excise, property, registration, documentary or other similar taxes and duties, including interest and penalties, imposed by a Relevant Taxing Jurisdiction in respect of the creation, issue, delivery, registration and offering of the Notes or the execution of the Notes, the Note Guarantees or this Indenture. The Company shall pay and indemnify each of the Trustee, the Paying Agent and the Holders and beneficial owners of the Notes from and against all court taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Holders and beneficial owners to enforce the Company’s obligations under the Notes.

(f)   If the Company or any Guarantor determines that the Company or such Guarantor will be required to withhold amounts in respect of any payments or deliveries due upon conversion of the Notes, whether made in cash, shares of Common Stock or Reference Property, including in connection with any corporation transaction following which the Company, such Guarantor or the successor to the Company or such Guarantor may become a company, corporation, partnership, limited partnership, limited liability company or trust organized and existing under the laws of Bermuda, the Cayman Islands, the United States of America, any State thereof or the District of Columbia or any territory thereof, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development, and in the case of a Guarantor or a successor to a Guarantor, as applicable, is reasonably expected to be responsible for satisfying any such payments or deliveries due upon conversion, then the Company or such Guarantor or successor, as applicable, shall notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and each Holder at its address appearing on the Note Register regarding such determination as promptly as possible but in no event later than 30 days after making such determination. If the Company or any Guarantor determines that the Company or such Guarantor will be required to make any such withholding or deduction, the Company or such Guarantor shall thereafter use reasonable efforts to cooperate with Holders of the Notes to obtain a refund of any withheld or deducted amounts.

(g)   Whenever in this Indenture or the Notes there is mentioned in any context the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or the payment of interest on, any Note, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(h)   The obligations of this Section 4.10 shall survive the termination or discharge of this Indenture.

Article 5

Lists of Holders and Reports by the Company and the Trustee

Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 10 days after each March 1 and September 1 in each year beginning with September 1, 2024, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6
Defaults and Remedies

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)   default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)   default in the payment of principal of any Note when due and payable on the Maturity Date, upon Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)   failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of three Business Days;

(d)   failure by the Company to issue (i) a Fundamental Change Company Notice in accordance with Section 15.02(c), (ii) notice of a specified corporate transaction in accordance with Section 14.01(b)(ii) or (iii) notice of a specified corporate transaction in accordance with Section 14.01(b)(iii), in each case when due and such failure continues for a period of three Business Days;

(e)   failure by the Company or any Guarantor to comply with its obligations under Article 11;

(f)   failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)   default by the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $125,000,000 (or its foreign currency equivalent) in the aggregate of the Company, any such Significant Subsidiary and/or any such group of Subsidiaries, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the Notes then outstanding has been received;

(h)   a final judgment or judgments for the payment of $125,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)   the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, such Significant Subsidiary or such group of Subsidiaries or debts of such Person or group under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Significant Subsidiary or such group of Subsidiaries or any substantial part of such Person’s or group’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)   an involuntary case or other proceeding shall be commenced against the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, seeking liquidation, reorganization or other relief with respect to such Person or group or such Person’s or group’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Significant Subsidiary or such group of Subsidiaries or any substantial part of such Person’s or group’s property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(k)   any Note Guarantee by a Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee; or

(l)   all or substantially all of the undertakings, assets and revenues of the Company and any Significant Subsidiary of the Company or group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, taken as a whole, is condemned, seized or otherwise appropriated (other than in accordance with its terms) by any Person acting under the authority of any national, regional or local government or the Company, any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, is prevented by such Person for a period of 60 consecutive days or longer from exercising normal control over all or substantially all of the undertaking, assets and revenues of the Company, such Significant Subsidiary or such group of Subsidiaries, as the case may be.

Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to: (a) 0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived in accordance with this Article 6 and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurs and (b) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurs, 0.50% per annum of the principal amount of Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which the Event of Default is cured or validly waived in accordance with this Article 6 and (y) the 360th day immediately following, and including, the date on which such event of default first occurs. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e), subject to the second immediately succeeding paragraph. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and shall accrue on all outstanding Notes from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, but not including, the 361st day thereafter (or such earlier date on which such Event of Default is cured or waived by the Holders of a majority in aggregate principal amount of the Notes then outstanding). On the 361st day after such Event of Default (if the

Event of Default relating to the Company’s failure to file is not cured or waived prior to such 361st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in  Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Additional Interest payable at the Company’s election as the remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b), together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), pursuant to Section 4.06(d), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

The Trustee shall not at any time be under any duty or responsibility to any Holder to determine Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United

States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantors, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantors, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 or the foreclosure or other remedial provisions contained in the Security Documents, in each case ,with respect to the Notes, shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee hereunder;

Second, in the case of a payment in respect of a Note Guarantee, to holders of Senior Debt of a Guarantor as applicable, in each case to the extent required by Section 13.06 (but only to the extent a Responsible Officer of the Trustee has received written notice of the identities of such holders and the amounts due thereto by the Security and Intercreditor Agent no earlier than ten Business Days prior and no later than five Business Days prior to the date of such remittance);

Third, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Fourth, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fifth, to the payment of the remainder, if any, to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)   such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)   Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)   such Holders shall have offered to the Trustee such security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred therein or thereby;

(d)   the Trustee has not complied with such request within 60 days after receipt of the request and the offer of such security or indemnity; and

(e)   no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein) (it being understood that the Trustee shall have no obligation to determine whether any such action or inaction would unduly prejudice the rights of another Holder). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to institute suit for the enforcement of its right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, the Security Documents or any Note Guarantee and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided that the Trustee shall have no affirmative duty to determine whether any direction is prejudicial to any other Holder. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if any) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to repurchase any Notes when required or to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after a Responsible Officer of the Trustee has received written notice or has actual knowledge of the occurrence and continuance of a Default, deliver to all Holders notice of all such Defaults, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

Article 7
Concerning the Trustee

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the

Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)   prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)   the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)   in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)   the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(d)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(e)   whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section and Section 7.02;

(f)   the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(g)   if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(h)   all cash received by the Trustee shall be held in cash and the Trustee shall have no obligation to invest any amounts held hereunder; and

(i)   in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent; provided that during an Event of Default, only the Trustee and not any of the Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent hereunder shall be subject to the prudent person standard.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)   the Trustee and Agents may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order, bond, note, coupon, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)   any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or an Opinion of Counsel (or both) (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. The Trustee will not be liable for any action it takes or omits to take in good faith reliance on such Officer’s Certificate or Opinion of Counsel;

(c)   the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order, bond, note, coupon, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including the Agents), Custodian and other Person employed to act hereunder;

(g)   the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h)   the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an incumbency certificate);

(i)   the Trustee shall not be responsible for monitoring the performance or actions of other Persons, including the Company;

(j)   the Trustee is not obligated to follow any instruction of the Holders that is contrary to this Indenture, the Notes or applicable law; and

(k)   the permissive rights of the Trustee or an Agent enumerated herein shall not be construed as duties and, with respect to such permissive rights, neither the Trustee nor any Agent shall be answerable for anything other than its gross negligence or willful misconduct.

In no event shall the Trustee be liable for any punitive, indirect, incidental, special or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee at its Corporate Trust Office by the Company, by any Guarantor or by any Holder of the Notes, and such notice references the Notes and this Indenture and states that it is a notice of Default or Event of Default.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar. The rights, protections and indemnities afforded the Trustee hereunder shall apply to each agent of the Trustee acting hereunder.

Section 7.05. Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company and the Guarantors, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ and including those incurred with respect to enforcement of this Section) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company and the Guarantors, jointly and severally, also covenant to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, any Holder or any other Person), damage, liability or expense (including reasonable and documented attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be (as determined by a court of competent jurisdiction in a final, non-appealable decision), and arising out of or in connection with the acceptance, administration or enforcement of this Indenture or in any other capacity hereunder, including the costs and expenses (including reasonable and documented attorneys’ fees) of defending themselves against any claim of liability. The obligations of the Company and the Guarantors under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien and claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company and to secure the Company’s payment obligations under this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, other than money or property held in trust to pay principal and any interest on, and any consideration due upon conversion of, the Notes. The obligation of the Company and the Guarantors under this Article 7 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. None of the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute administrative expenses for the purposes of priority under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 30 days’ written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee at the cost of the Company. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)   In case at any time any of the following shall occur:

(i)   the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)   the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may, upon 30 days’ written notice to the Trustee, by a Board Resolution, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, at the expense of the Company, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)   The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may, upon 30 days’ written notice to the Trustee, remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto (and no Event of Default shall have occurred and be continuing), in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee at the cost of the Company.

(d)   Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien and claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 8
Concerning the Holders

Section 8.01. Action by Holders. Whenever in this Indenture or the Security Documents it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture or the Security Documents, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture or any Security Document in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
Holders’ Meetings

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)   to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture or the Security Documents, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)   to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)   to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)   to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or the Security Documents or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04 and the Security Documents, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him, her or it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him, her or it or instruments in writing as aforesaid duly designating him, her or it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

This Section 9.06 shall be without prejudice to any procedures for voting in respect of any Security Document as set forth in or with respect to the relevant Security Document.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article 10
Supplemental Indentures and Amendments

Section 10.01. Supplemental Indentures and Amendments Without Consent of Holders. Notwithstanding anything to the contrary in Section 10.02, the Company, when authorized by the resolutions of the Board of Directors, any Guarantor (if applicable) and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or any amendment to a Security Document for one or more of the following purposes:

(a)   to cure any ambiguity, omission, defect or inconsistency;

(b)   to provide for the assumption by a Successor Company of the obligations of the Company or the assumption by any Successor Guarantor of the obligations of the relevant Guarantor under this Indenture pursuant to Article 11;

(c)   to add additional guarantees with respect to the Notes;

(d)   to secure the Notes or the Note Guarantees;

(e)   to add to the covenants or Events of Default of the Company or the Guarantors for the benefit of the Holders or surrender any right or power conferred upon the Company or any Guarantor;

(f)   to make any change that does not materially and adversely affect the rights of any Holder;

(g)   to irrevocably elect a Settlement Method and/or Specified Dollar Amount (or a minimum Specified Dollar Amount) or eliminate the Company’s right to elect a Settlement Method; provided, however, that no such election or elimination shall affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 14.02; provided further that in no event shall the Specified Dollar Amount be less than $1,000 per $1,000 principal amount of Notes;

(h)   in connection with any Share Exchange Event, to provide that the Notes are convertible into units of Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(i)   to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum; or

(j)   to confirm and evidence the release, termination or discharge of any Note Guarantee when such release, termination or discharge is permitted by this Indenture.

Upon the written request of the Company and subject to Section 10.05, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture or amendment, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture or amendment authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures and Amendments with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or an amendment of the Security Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or any Security Document or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture or amendment shall:

(a)   reduce the amount of Notes whose Holders must consent to an amendment;

(b)   reduce the rate of or extend the stated time for payment of interest on any Note;

(c)   reduce the principal of or extend the Maturity Date of any Note;

(d)   reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(e)   make any change that adversely affects the conversion rights of any Notes;

(f)   reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, or the Company’s right to redeem the Notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g)   make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(h)   change the ranking of the Notes or the Note Guarantees in a manner adverse to the Holders;

(i)   impair the right of any Holder to institute suit for the enforcement of any payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, or the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in this Indenture;

(j)   make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09;

(k)   make any change in the Note Guarantees that would adversely affect the Holders in any material respect (unless otherwise permitted pursuant to the terms of this Indenture); or

(l)   make any change to Section 4.10 that adversely affects the Holders in any material respect.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture or amendment.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture or amendment. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture or amendment becomes effective, the Company shall give to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture or amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture or amendment.

Section 10.03. Effect of Supplemental Indentures and Amendments. Upon the execution of any supplemental indenture or amendment pursuant to the provisions of this Article 10, this Indenture or Security Document, as applicable, shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form reasonably acceptable to the Company and the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture or Amendment to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture or amendment that it is requested to execute pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture, and an Opinion of Counsel stating that such supplemental indenture or amendment is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01. Company May Consolidate, Etc. on Certain Terms.

(a)   Subject to the provisions of Section 11.01(b), the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its consolidated properties and assets, taken as a whole, to another Person (other than to one or more of its direct or indirect Wholly Owned Subsidiaries), unless:

(i)   (A) the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”), shall be a company, corporation, partnership, limited partnership, limited liability company or trust organized and existing under the laws of Bermuda, the Cayman Islands, the United States of America, any State thereof or the District of Columbia or any territory thereof, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development as of March 5, 2024;

(B)   the Successor Company shall be treated as a corporation for U.S. federal income tax purposes; and

(C)   the Successor Company shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and

(ii)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01(a), the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

(b)   In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c)   If such Successor Company is not the Company, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

Section 11.02. Any Guarantor May Consolidate, Etc. on Certain Terms.

(a)   Subject to the provisions of Section 11.02(b), a Guarantor shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its consolidated properties and assets, taken as a whole, to another Person (other than to one or more of its or the Company’s direct or indirect Wholly Owned Subsidiaries), unless:

(i)   (A) the resulting, surviving or transferee Person (if not such Guarantor) (the “Successor Guarantor”), shall be a company, corporation, partnership, limited partnership, limited liability company or trust organized and existing under the laws of Bermuda, the Cayman Islands, the United States of America, any State thereof or the District of Columbia or any territory thereof, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development as of March 5, 2024; and

(B)   the Successor Guarantor shall expressly assume, by an accession deed to the Deed of Guarantee and a supplemental indenture, all of the obligations of the Guarantor under this Indenture, the Notes, the Note Guarantee and the Security Documents; and

(ii)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

(b)   In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by a Successor Guarantor, by supplemental indenture and an accession deed to the Deed of Guarantee, executed and delivered to the Trustee and the Security and Intercreditor Agent, of all the obligations of the relevant Guarantor under the Notes, this Indenture, the Note Guarantee and the Security Documents, such Successor Guarantor shall succeed to and, except in the case of a lease of all or substantially all of such Guarantor’s properties and assets, shall be substituted for such Guarantor, with the same effect as if it had been named herein as the party of the first part. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 11.02(b) the Person named as the applicable “Guarantor” in this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Section 11.02(b)) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor under the this Indenture and the Notes Guarantee and from its obligations under this Indenture, the Note Guarantee and the Security Documents.

(c)   If a Successor Guarantor is not the relevant Guarantor, as applicable, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture and an accession to the Deed of Guarantee are required in connection with such transaction, such supplemental indenture and accession to the Deed of Guarantee, comply with the provisions of Section 11.02(a). To the extent it is necessary to amend or supplement the Security Documents to provide for any transaction provided for in accordance with Section 11.02(a), the Trustee is hereby expressly authorized and directed to enter into any such amendments or supplements on behalf of the Holders.

Article 12

Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of any Common Stock or cash due upon conversion of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company, any Guarantor, or of any successor Person, either directly or through the Company, such Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13
Guarantees

Section 13.01. Guarantee. (a) The Note Guarantees by each Guarantor shall be evidenced by the Deed of Guarantee. Each Holder, by accepting a Note, consents and agrees to the terms of the Note Guarantees as set forth in the Deed of Guarantee as the same may be in effect or may be amended from time to time in accordance with its terms, the other Security Documents and this Indenture, and authorizes and directs the Trustee to enter into and accede to such Deed of Guarantee as beneficiary thereunder for and on behalf of itself and each Holder, and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b)   If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

Section 13.02. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 13.03. Release of Note Guarantees. (a) A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee, upon:

(i)               (A) a sale or disposition (including by way of consolidation, merger or amalgamation) of all or a portion of the Capital Stock of such Guarantor following which such Guarantor is no longer a Subsidiary of the Company;

(B)   a sale or disposition (including by way of consolidation, merger or amalgamation) of all or substantially all of the assets of such Guarantor to a Person that is not the Company or a Subsidiary of the Company;

(C)   the satisfaction and discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture;

(D)   pursuant to the terms of the Deed of Guarantee, security or a guarantee of the Company’s obligations under this Indenture which is acceptable to the Security and Intercreditor Agent being provided in substitution for such Note Guarantee;

(E)   the release or discharge of such other guarantee under the Senior Notes or that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and if any such guarantee is so reinstated, the relevant Note Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Note Guarantee pursuant to Section 13.07); or

(F)   the liquidation or dissolution of such Guarantor; provided that no Event of Default occurs as a result thereof or has occurred or is continuing;

provided, that the transaction is carried out pursuant to, and in accordance with, all other applicable provisions of this Indenture; and

(ii)   such Guarantor delivering to the Trustee and the Security and Intercreditor Agent an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent provided for in this Indenture and the Deed of Guarantee relating to such transaction have been complied with.

(b)   At the written request of the Company and upon receipt of the items described in Section 13.03(a)(ii) above, the Trustee and the Security and Intercreditor Agent shall execute and deliver any documents reasonably requested in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

Section 13.04. Security Documents. In the event of a conflict or inconsistency between the terms of this Indenture and the Security Documents, the Security Documents shall control. The Trustee and the Security and Intercreditor Agent are bound by the terms of the Intercreditor Agreements and each Holder of a Note, by accepting such Note or beneficial interest therein, agrees to all the terms and provisions of the Intercreditor Agreements and the other Security Documents. Notwithstanding anything to the contrary, (a) the liens and security interests granted to the Security and Intercreditor Agent pursuant to the Security Documents and all rights and obligations of the Trustee and Security and Intercreditor Agent hereunder are expressly subject to the Intercreditor Agreements and (b) the exercise of any right or remedy by the Trustee hereunder is subject to the limitation and provisions of the Intercreditor Agreements. In the event of any conflict or inconsistency between the terms of the Intercreditor Agreements and the terms of this Indenture, the terms of the Intercreditor Agreements shall govern.

Section 13.05. Security and Intercreditor Agent; Intercreditor Agreements. The Trustee and each of the Holders by acceptance of the Notes hereby acknowledge the appointment of the Security and Intercreditor Agent under the Security Documents and agree that the Security and Intercreditor Agent shall have the rights, duties and responsibilities as set forth in the Security Documents. On the date of this Indenture, the Trustee is hereby authorized and directed to enter into the KEFI Intercreditor Accession Agreement, the Deed of Guarantee Accession Agreement and the KEL Intercreditor Accession Agreement.

The Trustee, as a KEFI HY Noteholder Trustee, shall not be required to exercise any discretion or take any action under the KEFI Intercreditor Agreement, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions and directions of holders of a majority in outstanding principal amount of the Notes, and such instructions shall be binding upon all Holders in their capacity as KEFI HY Noteholders; provided, however, that the Trustee, as a KEFI HY Noteholder Trustee, shall not be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable KEFI HY Noteholders with respect to such action or (ii) is contrary to this Indenture or applicable law. In the absence of any such direction, the Trustee, as a KEFI HY Noteholder Trustee, will have no duty or obligation to take any action under the KEFI Intercreditor Agreement. The Trustee shall not be charged with notice of any shortfalls, discharges, defaults, accelerations or other events under the Facility, the Corporate Revolver, the Senior Notes or any other document or agreement referenced in the KEFI Intercreditor Agreement unless a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office.

The Trustee, as a KEL HY Noteholder Trustee, shall not be required to exercise any discretion or take any action under the KEL Intercreditor Agreement, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions and directions of holders of a majority in outstanding principal amount of the Notes, and such instructions shall be binding upon all Holders in their capacity as KEL HY Noteholders; provided, however, that the Trustee, as a KEL HY Noteholder Trustee, shall not be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable KEL HY Noteholders with respect to such action or (ii) is contrary to this Indenture or applicable law. In the absence of any such direction, the Trustee, as a KEL HY Noteholder Trustee, will have no duty or obligation to take any action under the KEL Intercreditor Agreement. The Trustee shall not be charged with notice of any shortfalls, discharges, defaults, accelerations or other events under the Facility, the Corporate Revolver, the Senior Notes or any other document or agreement referenced in the KEL Intercreditor Agreement unless a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office.

Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that the KEFI Intercreditor Accession Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacity as KEFI HY Noteholder Trustee for the benefit of the Holders in their capacity as KEFI HY Noteholders, in the exercise of the powers and authority conferred and vested in it under this Indenture, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any Person under the KEFI Intercreditor Agreement, the KEFI Intercreditor Accession Agreement, any Finance Document or in any of the certificates, reports, documents, data, notices or agreements delivered pursuant hereto or thereto. The Trustee as KEFI HY Noteholder Trustee makes no representations or warranties as to nor assumes any responsibility for the correctness of the recitals contained in the KEFI Intercreditor Agreement, and the Trustee as KEFI HY Noteholder Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of the KEFI Intercreditor Agreement or the KEFI Intercreditor Accession Agreement and makes no representation with respect thereto. In entering into the KEFI Intercreditor Accession Agreement, the Trustee as KEFI HY Noteholder Trustee shall be entitled to the benefit of every provision of this Indenture relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Trustee” hereunder.

Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that the KEL Intercreditor Accession Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacity as KEL HY Noteholder Trustee for the benefit of the Holders in their capacity as KEL HY Noteholders, in the exercise of the powers and authority conferred and vested in it under this Indenture, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any Person under the KEL Intercreditor Agreement, the KEL Intercreditor Accession Agreement, any Finance Document or in any of the certificates, reports, documents, data, notices or agreements delivered pursuant hereto or thereto. The Trustee as KEL HY Noteholder Trustee makes no representations or warranties as to nor assumes any responsibility for the correctness of the recitals contained in the KEL Intercreditor Agreement, and the Trustee as KEL HY Noteholder Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of the KEL Intercreditor Agreement or the KEL Intercreditor Accession Agreement and makes no representation with respect thereto. In entering into the KEL Intercreditor Accession Agreement, the Trustee as KEL HY Noteholder Trustee shall be entitled to the benefit of every provision of this Indenture relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Trustee” hereunder.

Neither the Trustee as KEFI HY Noteholder Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the KEFI Intercreditor Agreement, the KEFI Intercreditor Accession Agreement or any Finance Document, or any certificate, financial statement or other document furnished at any time under or in connection with the KEFI Intercreditor Agreement or any other Finance Document, (ii) the performance or observance of any of the terms, covenants or agreements of any obligor in the KEFI Intercreditor Agreement or any other Finance Document, (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of the KEFI Intercreditor Agreement or any other Finance Document, or any other instrument or writing furnished in connection herewith or therewith or (iv) the attachment, perfection or priority of any security interest created or purported to be created under or in connection with any Finance Document. Without limiting the generality of the foregoing, in the absence of its own gross negligence or willful misconduct, neither the Trustee as KEFI HY Noteholder Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible to any Person for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the collateral to secure parity obligations, the determination of the fair market value of any collateral to secure parity obligations, or any other matters determined hereunder or under the other Finance Documents. Neither the Trustee as KEL HY Noteholder Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the KEL Intercreditor Agreement, the KEL Intercreditor Accession Agreement or any Finance Document, or any certificate, financial statement or other document furnished at any time under or in connection with the KEL Intercreditor Agreement or any other Finance Document, (ii) the performance or observance of any of the terms, covenants or agreements of any obligor in the KEL Intercreditor Agreement or any other Finance Document, (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of the KEL Intercreditor Agreement or any other Finance Document, or any other instrument or writing furnished in connection herewith or therewith or (iv) the attachment, perfection or priority of any security interest created or purported to be created under or in connection with any Finance Document. Without limiting the generality of the foregoing, in the absence of its own gross negligence or willful misconduct, neither the Trustee as KEL HY Noteholder Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible to any Person for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the collateral to secure parity obligations, the determination of the fair market value of any collateral to secure parity obligations, or any other matters determined hereunder or under the other Finance Documents.

The Trustee shall not be required to exercise any discretion or take any action under the Deed of Guarantee, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions and directions of holders of a majority in outstanding principal amount of the Notes, and such instructions shall be binding upon all Holders; provided, however, that the Trustee, shall not be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable Holders with respect to such action or (ii) is contrary to this Indenture or applicable law. In the absence of any such direction, the Trustee, will have no duty or obligation to take any action under the Deed of Guarantee. The Trustee shall not be charged with notice of any shortfalls, discharges, defaults, accelerations or other events under the Facility, the Corporate Revolver, the Senior Notes or any other document or agreement referenced in the Deed of Guarantee unless a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office.

Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that the Deed of Guarantee Accession Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacity as Trustee for the benefit of the Holders, in the exercise of the powers and authority conferred and vested in it under this Indenture, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any Person under the Deed of Guarantee, any Finance Document or in any of the certificates, reports, documents, data, notices or agreements delivered pursuant hereto or thereto. The Trustee makes no representations or warranties as to nor assumes any responsibility for the correctness of the recitals contained in the Deed of Guarantee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of the Deed of Guarantee Accession Agreement or the Deed of Guarantee and makes no representation with respect thereto. In entering into the Deed of Guarantee Accession Agreement, the Trustee shall be entitled to the benefit of every provision of this Indenture relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Trustee” hereunder.

Neither the Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Deed of Guarantee or any Finance Document, or any certificate, financial statement or other document furnished at any time under or in connection with the Deed of Guarantee or any other Finance Document, (ii) the performance or observance of any of the terms, covenants or agreements of any obligor in the Deed of Guarantee or any other Finance Document, (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of the Deed of Guarantee or any other Finance Document, or any other instrument or writing furnished in connection herewith or therewith or (iv) the attachment, perfection or priority of any security interest created or purported to be created under or in connection with any Finance Document. Without limiting the generality of the foregoing, in the absence of its own gross negligence or willful misconduct, neither the Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible to any Person for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the collateral to secure parity obligations, the determination of the fair market value of any collateral to secure parity obligations, or any other matters determined hereunder or under the other Finance Documents.

Section 13.06. Agreement to Subordinate. Each Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of such Guarantor under its Note Guarantee are subordinated in right of payment, to the extent and in the manner provided in the Security Documents.

Section 13.07. Additional Note Guarantees. The Company will not permit any of its Subsidiaries that is not a Guarantor to guarantee the payment under the Senior Notes or any indebtedness incurred to refinance the Senior Notes, unless:

(a)   such Subsidiary simultaneously executes and delivers an accession deed to the Deed of Guarantee or a supplemental indenture to this Indenture in substantially the form of Exhibit B hereto, as the case may be, providing for a guarantee of payment of the Company’s obligations under this Indenture and the Notes by such Subsidiary on similar terms as the guarantee of the Senior Notes or refinancing indebtedness that resulted in the creation of such Note Guarantee; and

(b)   such Subsidiary will deliver to the Security and Intercreditor Agent and the Trustee an Opinion of Counsel to the effect that:

(i)   such accession deed or supplemental indenture and guarantee, as the case may be, have been duly executed and authorized; and

(ii)   such Note Guarantee constitutes a valid, binding and enforceable obligation of such Subsidiary (subject to customary exceptions and limitations), except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

(c)   Upon written request and the receipt of an Officer’s Certificate and Opinion of Counsel to the effect that the amendment or supplement is authorized or permitted under this Indenture and the Security Documents and that all conditions precedent thereto have been satisfied, to the extent it is necessary to amend or supplement the Security Documents to provide for a Note Guarantee, the Trustee is hereby expressly authorized and directed to enter into any such amendments or supplements on behalf of the Holders.

Article 14
Conversion of Notes

Section 14.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is a minimum of $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding December 15, 2029 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after December 15, 2029 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, based on an initial conversion rate of 142.4501 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b)   (i) Prior to the close of business on the Business Day immediately preceding December 15, 2029, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in Section 1.01. At such time as the Company directs the Bid Solicitation Agent (if other than the Company) in writing to solicit bid quotations, the Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each, and the Company shall direct those securities dealers to provide bids to the Bid Solicitation Agent in accordance with the definition of Trading Price. The Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit the Trading Price per $1,000 principal amount of Notes unless the Company has requested such solicitation in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder or Holders of at least $2,000,000 aggregate principal amount of Notes provide the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) in writing to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes in accordance with the bids solicited by the Bid Solicitation Agent, beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent in writing to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall promptly so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(ii)   If, prior to the close of business on the Business Day immediately preceding December 15, 2029, the Company elects to:

(A)   issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan prior to separation of such rights from the Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)   distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights, options or warrants to purchase securities of the Company, which distribution has a per share value, as determined by the Company in good faith and in a commercially reasonable manner, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

Notwithstanding the foregoing, a Holder shall not be entitled to convert any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder participates, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in Section 14.01(b)(ii)(A) or Section 14.01(b)(ii)(B) without having to convert its Note as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)   If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding December 15, 2029, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or if the Company is a party to a Share Exchange Event (other than a Share Exchange Event that is solely for the purpose of changing the Company’s jurisdiction that (x) does not constitute a Fundamental Change or a Make-Whole Fundamental Change and (y) results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity and such common stock becomes Reference Property for the Notes) that occurs prior to the close of business on the Business Day immediately preceding December 15, 2029 (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), then, in each case, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the effective date of such Corporate Event until the 35th Trading Day after such effective date or, if such Corporate Event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such Corporate Event and the related conversion right no later than the Business Day after the effective date of such Corporate Event. If the Company does not provide such notice by the Business Day immediately after such effective date, then the last day on which the Notes are convertible pursuant to this Section 14.01(b)(iii) as a result of such Corporate Event shall be extended by the number of Business Days from, and including, the Business Day after such effective date to, but excluding, the date on which the Company provides the notice.

(iv)   Prior to the close of business on the Business Day immediately preceding December 15, 2029, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2024 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. Neither the Trustee nor the Conversion Agent shall have any duty to determine or verify the Company’s determination of whether the conditions to conversion set forth in this Section 14.01(b)(iv) have been met.

(v)   If the Company calls any or all of the Notes for Redemption pursuant to Article 16, Holders of any Called Notes may surrender for conversion such Called Notes at any time prior to the close of business on the second Scheduled Trading Day immediately prior to the related Redemption Date. After that time, the right to convert such Called Notes on account of such Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Called Notes may convert all or any portion of such Called Notes until the Redemption Price has been paid or duly provided for. If the Company elects to redeem less than all of the outstanding Notes in an Optional Redemption pursuant to Section 16.02, and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the close of business on the 42nd Scheduled Trading Day immediately before the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption, then, notwithstanding anything to the contrary in this Indenture or the Notes, such Holder or owner, as applicable, shall be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Scheduled Trading Day immediately prior to such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, shall be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and in each case each such conversion shall be deemed to be of a Note called for Optional Redemption for purposes of this Section 14.01(b)(v) and Section 14.03 (“Deemed Redemption”).

Section 14.02. Conversion Procedure; Settlement Upon Conversion.

(a)   Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or paying and delivering, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, either solely cash (“Cash Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)   All conversions of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period, and all conversions for which the relevant Conversion Date occurs on or after December 15, 2029, shall be settled using the same Settlement Method (including the same Specified Dollar Amount, if applicable).

(ii)   Except for any conversions of Called Notes referred to in Section 14.02(a)(i) for which the relevant Conversion Date occurs during a Redemption Period, and any conversions for which the relevant Conversion Date occurs on or after December 15, 2029, the Company shall use the same Settlement Method (including the same Specified Dollar Amount, if applicable) for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)   If, in respect of any Conversion Date (or one of the periods described in the fourth immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice in writing to converting Holders (with a written copy to the Trustee and the Conversion Agent (if other than the Trustee)) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of (x) any conversions of Called Notes for which the relevant Conversion Date occurs during a related Redemption Period, in the relevant Redemption Notice, or (y) any conversions of Notes for which the relevant Conversion Date occurs on or after December 15, 2029, no later than December 15, 2029) (in each case, the “Settlement Method Election Deadline”). If the Company does not elect a Settlement Method with respect to a conversion prior to the deadline set forth in the immediately preceding sentence, then the Company shall no longer have the right to elect Cash Settlement for such conversion and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000, for such conversion. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice to Holders electing Combination Settlement in respect of its Conversion Obligation, the related Specified Dollar Amount shall be at least equal to $1,000 per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice to Holders electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. If the Company calls any Notes for Redemption, and the related Redemption Date is on or after December 15, 2029, then the Settlement Method that the Company elects to apply for conversions of Called Notes with a Conversion Date occurring during the related Redemption Period must be the same Settlement Method that applies to all conversions with a Conversion Date that occurs on or after December 15, 2029.

By notice to Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, prior to December 15, 2029, at its option, irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through any Settlement Method that the Company is then permitted to elect (including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of the Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of the Notes at or above any specified amount set forth in such election notice) for all Conversion Dates occurring subsequent to delivery of such notice. If the Company elects to irrevocably fix the Settlement Method to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of the Notes at or above a specified amount, the Company shall, after the date of such election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant Settlement Method Election Deadline for such conversion or conversions as described above, or, if the Company does not timely inform the Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) of the Specified Dollar Amount, such Specified Dollar Amount shall be the specific amount set forth in the election notice or, if no specific amount was set forth in the election notice, such

Specified Dollar Amount shall be deemed to be $1,000 per $1,000 principal amount of the Notes. In no event may the Company elect Combination Settlement with a Specified Dollar Amount that is less than $1,000 per $1,000 principal amount of Notes. Notwithstanding the foregoing, no such irrevocable election shall affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Section 14.02. For the avoidance of doubt, such an irrevocable election, if made, shall be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.01(g). However, the Company may nonetheless choose to execute such an amendment at the Company’s option.

If the Company irrevocably fixes the Settlement Method pursuant to the immediately preceding paragraph, then the Company shall either post the fixed Settlement Method on its website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with the Commission.

(iv)   The cash or, if applicable, combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)   if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and

(B)   if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional share of Common Stock issuable upon such conversion).

(v)   The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company as soon as reasonably practicable following the last day of the Observation Period. Following such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)   Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay to the Company funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (A) complete, manually sign and deliver a medallion-stamped guaranteed irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents and (D) if required, pay to the Company funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

Subject to any procedures or requirements of the applicable Depositary in the case of any Global Note, if more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)   A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay and, if applicable, deliver, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the last VWAP Trading Day of the Observation Period. If any shares of Common Stock are due to a converting Holder, the Company shall issue and deliver (or otherwise cause to be issued and delivered) to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d)   In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in Authorized Denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)   If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company may refuse to deliver the certificates (or book-entry evidence) representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)   Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)   Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)   Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided, however, that no such payment shall be required (i) for conversions following the Regular Record Date immediately preceding the Maturity Date; (ii) with respect to conversions of any Called Notes, if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (iii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding

Interest Payment Date; or (iv) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record as of the close of business on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date and any Redemption Date as described in the preceding clauses (i) through (iii) shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted following such Regular Record Date, and the converting Holder shall not be required to make a corresponding payment.

(i)   If the Company elects (or is deemed to have elected) to satisfy the related Conversion Obligation by Combination Settlement, the Person in whose name any shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record of such shares as of the close of business on the last VWAP Trading Day of the relevant Observation Period. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)   The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the last VWAP Trading Day of the relevant Observation Period. Subject to any procedures or requirements of the applicable Depositary in the case of any Global Note, for each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Redemption Notice. (a) If (x) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (y) the Company gives a Redemption Notice with respect to any or all of the Notes in accordance with Article 16 and, in each case, a Holder elects to convert any Note in connection with such Make-Whole Fundamental Change or convert its Called Notes in connection with a Redemption Notice, as the case may be, then the Company shall, under the circumstances set forth below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of such Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Called Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice if the relevant Conversion Date occurs during the related Redemption Period. For the avoidance of doubt, the

Company shall increase the Conversion Rate in connection with a Redemption Notice only with respect to conversions of Called Notes, and not for Notes that are not Called Notes. Accordingly, if the Company elects to redeem less than all of the outstanding Notes in an Optional Redemption pursuant to Section 16.02, Holders of the Notes that are not Called Notes shall not be entitled to convert such Notes on account of the related Redemption Notice and shall not be entitled to an increased Conversion Rate for conversions of such Notes on account of the Redemption Notice during the related Redemption Period if such Notes are otherwise convertible.

(b)   Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or Redemption Notice, the Company shall, at its option, satisfy the related Conversion Obligation by Cash Settlement or Combination Settlement in accordance with Section 14.02 (after giving effect to any increase in the Conversion Rate pursuant to Section 14.03(a)); provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change that constitutes a Share Exchange Event, the Reference Property of which is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and, no later than five Business Days after such Effective Date, issue a press release announcing such Effective Date, disclose such Effective Date in a current report on Form 8-K or post such Effective Date on the Company’s website.

(c)   The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date of the Redemption Notice, as the case may be (in each case, the “Effective Date”), and the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change, or with respect to a Redemption, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the date of such Redemption Notice, as the case may be (the “Stock Price”). If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price with respect to a Make-Whole Fundamental Change shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination and in a commercially reasonable manner, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the

Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during such five consecutive Trading Day period.

(d)   The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)   The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$5.40	$6.00	$6.50	$7.02	$8.00	$9.13	$11.00	$13.00	$16.00	$20.00	$25.00	$32.00	$41.00	$52.00
March 8, 2024	42.7350	35.1300	30.2292	26.1382	20.3925	15.8488	11.0891	8.0215	5.2975	3.2790	1.8916	0.8713	0.2644	0.0000
March 15, 2025	42.7350	35.1300	29.9308	25.6040	19.6163	14.9869	10.2764	7.3408	4.8100	2.9760	1.7252	0.8013	0.2444	0.0000
March 15, 2026	42.7350	34.2850	28.7323	24.2051	18.0663	13.4633	8.9709	6.3000	4.0894	2.5305	1.4732	0.6856	0.2054	0.0000
March 15, 2027	42.7350	32.7717	26.8431	22.0926	15.8375	11.3571	7.2509	4.9808	3.2081	1.9965	1.1716	0.5444	0.1546	0.0000
March 15, 2028	42.7350	30.6900	24.1954	19.1296	12.7663	8.5542	5.1009	3.4177	2.2113	1.4040	0.8372	0.3888	0.1010	0.0000
March 15, 2029	42.7350	27.5267	19.9877	14.4046	8.1000	4.6605	2.4945	1.6754	1.1325	0.7465	0.4544	0.2094	0.0434	0.0000
March 15, 2030	42.7350	24.2166	11.3961	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i)   if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)   if the Stock Price is greater than $52.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)   if the Stock Price is less than $5.40 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 185.1851 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)   Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if each Holder of the Notes participates (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert such Holder’s Notes, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)   If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all outstanding shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)   If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholders’ rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(c)   If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected (or would have been effected but for the 1% Exception) pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iii) rights issued pursuant to a rights plan, except to the extent set forth in Section 14.11, (iv) any distributions of Reference Property in exchange for the Common Stock in connection with a Share Exchange Event and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company in good faith and in a commercially reasonable manner) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that, for any VWAP Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, such VWAP Trading Day in determining the Conversion Rate as of such VWAP Trading Day. If any dividend or distribution that constitute a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)   a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)   a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)   If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)   If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company in good faith and in a commercially reasonable manner) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for any VWAP Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such VWAP Trading Day in determining the Conversion Rate as of such VWAP Trading Day.

If the Company or one of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer described in this Section 14.04(e) but the Company or such Subsidiary is permanently prevented by applicable law from effecting an such purchase or all such purchases are rescinded, the applicable Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of purchases that have been effected.

(f)   [Reserved].

(g)   Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)   In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)   Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)   upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)   upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)   upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)   upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under Section 14.04(e);

(v)   solely for a change in the par value of the Common Stock; or

(vi)   for accrued and unpaid interest, if any.

(j)   All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)   The Company shall not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate; provided that the Company shall carry forward, and take into account in any future adjustment, any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is at least 1%, (i) on the effective date for any Make-Whole Fundamental Change and/or Fundamental Change, (ii) prior to the close of business on the Conversion Date in respect of any conversion following a replacement of the Common Stock by Reference Property consisting solely of cash, (iii) prior to the open of business on each VWAP Trading Day of any Observation Period in respect of the conversion of any Note (other than as set forth in clause (ii) above), (iv) on the date the Company sends a Redemption Notice for all or any Notes, (v) on the date on which all such deferred adjustments would result in an aggregate change to the Conversion Rate of at least 1% and (vi) on December 15, 2029.

(l)   Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)   For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or Redemption), the Company shall make appropriate adjustments to each in good faith and in a commercially reasonable manner to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06. Shares to Be Fully Paid. The Company shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, a number of shares of Common Stock equal to the product of (a) the number of outstanding Notes and (b) the Conversion Rate (assuming the Conversion Rate has been increased by the maximum number of Additional Shares pursuant to Section 14.03), to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)   In the case of:

(i)   any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)   any consolidation, merger, combination or similar transaction involving the Company,

(iii)   any sale, lease or other transfer or disposition to a third party of all or substantially all the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(iv)   any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (I) the amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the portion, if any, of its Conversion Obligation in excess of the aggregate principal amount of the Notes being converted in accordance with Section 14.02, (III) the number of shares of Common Stock, if any, otherwise deliverable upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (IV) the Daily VWAP and the Last Reported Sale Price (including, without limitation, for purposes of Article 16) shall be calculated based on the value (as determined by, or in the manner proscribed by, the Board of Directors) of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the weighted average of the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share

Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify, in writing, the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall consider in good faith necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

If the Notes become convertible into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information, disclose the relevant information in a current report on Form 8-K or post such information on the Company’s website.

(b)   When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)   The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d)   The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)   The Company further covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)   The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will use its reasonable best efforts to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

(d)   If, at the time of any conversion of the Notes, the Common Stock remains listed on the Official List of the Financial Conduct Authority in the United Kingdom and admitted to trading on the London Stock Exchange’s main market for listed securities, the Company shall use reasonable endeavors to ensure that the Common Stock to be issued upon conversion of the Notes, if any, will, as soon as is reasonably practicable, be admitted to listing on the Official List and to trading on the main market of the London Stock Exchange.

Section 14.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).

Section 14.10. [Reserved].

Section 14.11. Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12. Exchange in Lieu of Conversion. (a) When a Holder surrenders Notes for conversion, the Company may, at its election, direct the surrender of, on or prior to the Scheduled Trading Day immediately following the relevant Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion (each, an “Exchange in Lieu of Conversion”). In order to accept any Notes surrendered for conversion, the designated financial institution must agree to, in exchange for such Notes, pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock in respect of the remainder, if any, of the Company’s Conversion Obligation in excess of the aggregate principal amount of the Notes being converted that would otherwise be due upon conversion in accordance with Section 14.02, as elected by the Company (the “Exchange Consideration”). By the close of business on the Scheduled Trading Day immediately following the relevant Conversion Date, the Company shall notify the Holder surrendering Notes for conversion, the Trustee and the Conversion Agent (if other than the Trustee) in writing that the Company has directed the designated financial institution to make an Exchange in Lieu of Conversion.

(b)   If the designated financial institution accepts any such Notes, it shall pay and, if applicable, deliver the Exchange Consideration to such Holder on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or as otherwise provided under Section 14.07(a) or Section 14.03(b)). If the designated financial institution agrees to accept any Notes for exchange but does not timely pay or deliver the Exchange Consideration or if such designated financial institution does not accept the Notes for exchange, the Company shall convert the Notes and pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of

Common Stock or a combination thereof in respect of the remainder, if any, of its Conversion Obligation in excess of the aggregate principal amount of such Notes on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or as otherwise provided under Section 14.07(a) or Section 14.03(b)) in accordance with Section 14.02.

(c)   The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any designated financial institution that would compensate the Company for any such transaction. Any Notes exchanged by any designated financial institution pursuant to this Section 14.12 shall remain outstanding, notwithstanding the surrender of such Notes and shall be subject to the applicable procedures of the Depositary.

(d)   The Company, the Conversion Agent and the Holders surrendering their Notes for conversion shall cooperate to cause such Notes to be delivered to the designated financial institution and the Conversion Agent shall be entitled to conclusively rely on the Company’s instructions in connection with effecting any exchange election and shall have no liability for any such exchange election outside of its control.

Article 15
Repurchase of Notes at Option of Holders

Section 15.01. [Intentionally Omitted].

Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.

(b)   Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)   delivery to the applicable Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)   delivery of the Notes, if the Notes are Physical Notes, to the applicable Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the applicable Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)   in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)   the portion of the principal amount of Notes to be repurchased, which must be in an Authorized Denomination; and

(iii)   that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the applicable Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the applicable Paying Agent in accordance with Section 15.03.

The applicable Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)   On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the applicable Paying Agent (in the case of a Paying Agent other than the Trustee or the Paying Agent for the Notes as defined in Section 4.02) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)   the events causing the Fundamental Change;

(ii)   the effective date of the Fundamental Change;

(iii)   the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)   the Fundamental Change Repurchase Price;

(v)   the Fundamental Change Repurchase Date;

(vi)   the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)   if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)   that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)   the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)   Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The applicable Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)   Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase or make an offer to repurchase Notes upon the occurrence of a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements set forth in this Article 15, and such third party repurchases all Notes properly surrendered and not validly withdrawn upon such offer in compliance with the requirements set forth in this Article 15 for repurchase upon such Fundamental Change by the Company.

(f)   The Company may appoint a tender agent in connection with any repurchase pursuant to this Article 15, in which case such tender agent shall be the Paying Agent in connection with such repurchase.

Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the applicable Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)   the aggregate principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)   if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)   the aggregate principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in an Authorized Denomination;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee or applicable Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)   If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

(c)   Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Physical Note in an Authorized Denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required by applicable law:

(a)   comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)   file a Schedule TO or any other required schedule under the Exchange Act; and

(c)   otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15. To the extent that the provisions of any securities law or regulations enacted after the date of this Indenture conflict with this Article 15, the Company shall comply with the applicable securities laws or regulations and will not be deemed to have breached the Company’s obligations under this Article 15 by virtue of such conflict.

Article 16

Redemption

Section 16.01. Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction. (a) The Company or any successor may redeem the Notes, in whole but not in part (except in respect of Holders that elect otherwise as described below), at the Company’s or any successor’s option (a “Tax Redemption”), at the Redemption Price, if the Company or any successor is, or on the next date on which any amount would be payable in respect of the Notes, would be, required to pay any Additional Amounts on the Notes, or any Guarantor or any successor is required to pay Additional Amounts on any Note Guarantee. The Company or any successor shall not be entitled to redeem the Notes pursuant this Section 16.01 unless the Company, a Guarantor or any successor is required to pay such Additional Amounts due to a change in or amendment to the law (or any rules or regulations thereunder) of the Relevant Taxing Jurisdiction, including a change in or amendment to an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or is announced on or after the date of this Indenture or, in the event a successor which is not incorporated pursuant to the laws of the United States has assumed the obligations under the Notes, on or after the date a successor assumes the obligations under the Notes (a “Change in Tax Law”).

(b)   In the event that the Company or any successor elects to redeem the notes in a Tax Redemption, the Company or such successor shall deliver to the Trustee and the Paying Agent: (i) an Officer’s Certificate, signed in the name of the Company or any successor, stating that (A) the Company or such successor is entitled to redeem the Notes pursuant to Section 16.01(a) and the condition or conditions precedent to the right of the Company or any successor to so redeem have occurred or been satisfied and (B) the payment of Additional Amounts cannot be avoided by the relevant payor taking reasonable measures available to it; provided, however, that reasonable measures shall not include changing the payor’s jurisdiction of incorporation or the location of its principal executive office or registered office; and (ii) an opinion of tax counsel of nationally recognized standing in the Relevant Taxing Jurisdiction to the effect that the Company, a Guarantor or any successor has or will become obligated to pay Additional Amounts as a result of a Change in Tax Law, and that all governmental requirements necessary for the Company or any successor to effect the Tax Redemption have been complied with.

(c)   Notwithstanding anything to the contrary in this Article 16, if the Company has given a Redemption Notice for a Tax Redemption as described in Section 16.03, each Holder shall have the right to elect that such Holder’s Notes shall not be subject to the Tax Redemption. If a Holder elects that its Notes shall not be subject to the Tax Redemption, the Company shall not be required to pay Additional Amounts with respect to the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or the payment of interest on, such Holder’s Notes following the related Redemption Date, but only to the extent that such Additional Amounts would otherwise have been payable solely as a result of the Change in Tax Law that relates to such Tax Redemption, and all subsequent payments of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or payments of interest on, such Holder’s Notes shall be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction. The obligation to pay Additional Amounts to any electing Holder for the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or the payment of interest on, any Note made in periods prior to the related Redemption Date shall remain, subject to the exceptions set forth under Section 4.10. Holders must exercise their option to elect to avoid a Tax Redemption by written notice to the Trustee no later than the 15th calendar day prior to the related Redemption Date; provided that a Holder that complies with the requirements for conversion set forth in Section 14.02 before the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price) shall be deemed to have validly delivered a notice of its election not to have its Notes redeemed.

Section 16.02. Optional Redemption on or after March 22, 2027. (a) Except as set forth in Section 16.01, the Notes shall not be redeemable by the Company prior to March 22, 2027. On or after March 22, 2027, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes (subject to the Partial Redemption Limitation), at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in connection with such Optional Redemption in accordance with Section 16.03, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in connection with such Optional Redemption in accordance with Section 16.03.

(b)   If the Company decides to redeem fewer than all of the outstanding Notes pursuant to an Optional Redemption, then the excess of the principal amount of Notes outstanding as of the time the Company sends the related Redemption Notice over the aggregate principal amount of Notes set forth in such Redemption Notice as being subject to such Optional Redemption must be at least $75 million (such requirement, the “Partial Redemption Limitation”). If the Company decides to redeem fewer than all of the outstanding Notes pursuant to an Optional Redemption and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If the Company decides to redeem fewer than all of the outstanding Notes pursuant to an Optional Redemption and the Notes to be redeemed are not Global Notes then held by the Depositary, the Trustee shall select the Notes or portions thereof to be redeemed (in Authorized Denominations) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial Optional Redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for such partial Optional Redemption.

Section 16.03. Notice of Redemption. (a) In case the Company exercises its Tax Redemption right to redeem all of the Notes pursuant to Section 16.01 or its Optional Redemption right to redeem all or any portion of the Notes pursuant to Section 16.02, it shall fix a date for such Redemption (each, a “Redemption Date”) and the Company (or, at the Company’s written request (with such request including an Officer’s Certificate requesting that the Trustee give such Redemption Notice, setting forth the information to be stated in such Redemption Notice as provided in Section 16.03(c), and stating that all conditions precedent to the delivery of such Redemption Notice have been or will be complied with) received by the Trustee at least two Business Days prior to the date of giving the Redemption Notice (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company) shall deliver or cause to be delivered a written notice of such Redemption (a “Redemption Notice”) not less than 50 nor more than 65 Scheduled Trading Days prior to the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and each Holder. The Redemption Date must be a Business Day, and the Company shall not specify a Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date.

(b)   The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to duly give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for Redemption as a whole or in part shall not affect the validity of the proceedings for the Redemption of any other Note.

(c)   Each Redemption Notice shall specify:

(i)   the Redemption Date;

(ii)   the Redemption Price;

(iii)   that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date (except as provided in the parenthetical of the definition of Redemption Price);

(iv)   the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)   that Holders of Called Notes may surrender their Called Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date;

(vi)   the procedures a converting Holder of Called Notes must follow to convert its Called Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)   in the case of a Tax Redemption, that Holders have the right to elect not to have their Notes redeemed by delivering to the Trustee written notice to that effect not later than the 15th calendar day prior to the related Redemption Date;

(viii)   in the case of a Tax Redemption, that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth in this Indenture;

(ix)   in the case of a Tax Redemption, that, on and after the Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts with respect to any payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or any payment of interest on, such Notes, but only to the extent that such Additional Amounts would otherwise have been payable solely as a result of the Change in Tax Law that relates to such Tax Redemption, and all subsequent payments of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or payments of interest on, the Notes will be subject to any tax required to be withheld or deducted under the laws of the Relevant Taxing Jurisdiction, provided that a Holder that complies with the requirements for conversion described under Section 14.02 before the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date will be deemed to have validly delivered a notice of its election not to have its Notes redeemed;

(x)   the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;

(xi)   the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(xii)   in case any Physical Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Physical Note, a new Physical Note in principal amount equal to the unredeemed portion thereof shall be issued.

Each Redemption Notice shall be irrevocable. Simultaneously with providing any Redemption Notice, the Company shall issue a press release through such national newswire service as the Company then uses containing the information set forth in such Redemption Notice.

Section 16.04. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)   Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.05. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 16.06. Sinking Fund. No sinking fund is provided for the Notes.

Article 17
Miscellaneous Provisions

Section 17.01. Provisions Binding on Company’s or Guarantor’s Successors. All the covenants, stipulations, promises and agreements of the Company and each Guarantor contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or any Guarantor shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent via overnight courier addressed (until another address is filed by the Company with the Trustee) to Kosmos Energy Ltd., c/o Kosmos Energy, LLC, 8176 Park Lane, Suite 500, Dallas, TX 75231, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, upon receipt by the Trustee at the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, or sent via overnight courier at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed (and if given in such manner, will be deemed to have been given in writing).

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company and each Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. Each of the Guarantors hereby irrevocably designates and appoints Kosmos Energy, LLC as its agent for service of process in any such action.

The Company and each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all covenants and conditions precedent relating to such action have been complied with and such action is permitted by the terms of this Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this

Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture and covenants and conditions precedent to such action have been complied with; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and covenants and conditions precedent relating to such action have been complied with.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, any Redemption Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day or is not a Valid Payment Date, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day that is a Valid Payment Date with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Officer

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Stock Price in connection with a Make-Whole Fundamental Change or a Redemption Notice, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company shall provide the Company’s calculations to any registered Holder of Notes upon the request of that registered Holder at the sole cost and expense of the Company.

Section 17.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and, except to the extent otherwise set forth in writing, superseded any prior agreement and understandings with respect to those matters and transactions.

Section 17.18. Withholding Taxes. If a beneficial owner of a Note is deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate, the Company or the applicable Agent may withhold any resulting applicable withholding taxes (including backup withholding) imposed in connection with a constructive distribution from interest and payments upon conversion, repurchase or maturity of the Notes, or if any withholding taxes (including backup withholding) are paid on behalf of a Holder or beneficial owner of Notes, the Company or the applicable Agent may withhold those withholding taxes from payments of cash or Common Stock, if any, payable on the Notes (or any payments on the Common Stock) or sales proceeds received by or other funds or assets of the Holder or beneficial owner of the Note.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

KOSMOS ENERGY LTD.

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Senior Vice President and Chief Financial Officer

KOSMOS ENERGY OPERATING

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY INTERNATIONAL

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY DEVELOPMENT

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY GHANA HC

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY EQUATORIAL GUINEA

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY GHANA INVESTMENTS

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY GHANA HOLDINGS LIMITED

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY FINANCE INTERNATIONAL

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY GOM HOLDINGS, LLC

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY GULF OF MEXICO, LLC

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY GULF OF MEXICO MANAGEMENT, LLC

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

KOSMOS ENERGY GULF OF MEXICO OPERATIONS, LLC

By: KOSMOS ENERGY GULF OF MEXICO MANAGEMENT, LLC, its member

By:	/s/ Neal D. Shah
	Name:	Neal D. Shah
	Title:	Director and Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Nedine P. Sutton
	Name:	Nedine P. Sutton
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO KOSMOS ENERGY LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF KOSMOS ENERGY LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW.]

Kosmos Energy Ltd.

3.125% Convertible Senior Note due 2030

No. [_____]	[Initially][1] $[_________]

CUSIP No. [_________]2

Kosmos Energy Ltd., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [_______]4, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[_______]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $400,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on March 15, 2030, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.125% per year from [_______], or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 15, 2030. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing on September 15, 2024, to Holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay or cause a Paying Agent to pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay or cause a

1 Include if a global note.

2 Restricted CUSIP: 500688 AG1; Unrestricted CUSIP: 500688 AH9

3 Include if a global note.

4 Include if a physical note.

5 Include if a global note.

6 Include if a physical note.

Paying Agent to pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

KOSMOS ENERGY LTD.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:__________________________
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Kosmos Energy Ltd.
3.125% Convertible Senior Note due 2030

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.125% Convertible Senior Notes due 2030 (the “Notes”), limited to the aggregate principal amount of $400,000,000 all issued or to be issued under and pursuant to an Indenture dated as of March 8, 2024 (the “Indenture”), among the Company, the Guarantors named therein and Wilmington Trust, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

The Notes shall be guaranteed by the Guarantors pursuant to the terms and conditions set forth in the Indenture. The obligations of each Guarantor under its Note Guarantee are subordinated in right of payment, to the extent and in the manner provided in the Indenture and the Security Documents. The Company and each Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and the Security Documents and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid for withholdings or deductions imposed by a Relevant Taxing Jurisdiction with respect to payments of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), and payments of interest on, the Notes as set forth in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to institute suit for the enforcement of its right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in Authorized Denominations. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Under certain circumstances specified in the Indenture, the Notes will be subject to Redemption by the Company at the Redemption Price. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash or a combination of cash and shares of Common Stock, as applicable, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

Kosmos Energy Ltd.
3.125% Convertible Senior Notes due 2030

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

7 Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Kosmos Energy Ltd. c/o Kosmos Energy, LLC

8176 Park Lane, Suite 500

Dallas, TX 75231

Attention: General Counsel

Wilmington Trust, National Association, as Conversion Agent

1310 Silas Deane Highway

Wethersfield, Connecticut 06109

Attention: Kosmos Energy Ltd. Administrator

Re:	Kosmos Energy Ltd. 3.125% Convertible Senior Notes due 2030

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: _____________________	________________________________

________________________________
Signature(s)

___________________________

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and

1

loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

_________________________

(Name)

_________________________

(Street Address)

_________________________

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_________________________

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	Kosmos Energy Ltd.

c/o Kosmos Energy, LLC

8176 Park Lane, Suite 500

Dallas, TX 75231

Attention: General Counsel

Paying Agent

Re:	Kosmos Energy Ltd. 3.125% Convertible Senior Notes due 2030

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Kosmos Energy Ltd. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________

________________________________

Signature(s)

_________________________

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Re: Kosmos Energy Ltd. 3.125% Convertible Senior Notes due 2030

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

□ To Kosmos Energy Ltd. or a subsidiary thereof; or

□ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

1

Dated: ________________________

_____________________________________

_____________________________________

Signature(s)

_____________________________________

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Kosmos Energy Ltd., a Delaware corporation (the “Company”), the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 8, 2024, providing for the issuance of an unlimited aggregate principal amount of 3.125% Convertible Senior Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee, the Company and the Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of any of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.  Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 13 thereof.

3.  The Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Company.

3

4.  Miscellaneous. The provisions of Sections 17.04, 17.09, 17.11, 17.12 and 17.13 of the Indenture are incorporated by reference herein as if fully set forth herein, mutatis mutandis.

4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

KOSMOS ENERGY LTD.

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee

By:
Name:
Title:

5